FIFTH AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIFTH AMENDMENT dated as of August 17, 2016 to the Fund Administration Servicing Agreement, dated as of April 26, 2006, as amended November 1, 2007, March 11, 2009, August 10, 2010 and September 12, 2011 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware statutory trust (the “Trust”) on behalf of the SNOW CAPITAL FUNDS (the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Snow Capital Dividend Plus Fund and the Snow Capital Focused Value Fund; and

WHEREAS, the Trust and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Amended Exhibit A of the Agreement is hereby superseded and replaced with
Amended Exhibit A attached hereto.

Amended Exhibit B of the Agreement is hereby superseded and replaced with
Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANK NATIONAL ASSOCIATION
By: /s/ John P. Buckel	By: /s/ Michael R. McVoy
Printed Name: John P. Buckel	Printed Name: Michael R. McVoy
Title: President	Title: Executive Vice President

A-1

Amended Exhibit A
to the
Fund Administration Servicing Agreement – Trust for Professional Managers

Separate Series of Trust for Professional Managers

Name of Series
Snow Capital Opportunity Fund
Snow Capital Small Cap Value Fund
Snow Capital Dividend Plus Fund
Snow Capital Focused Value Fund

Amended Exhibit B
to the
Fund Administration Servicing Agreement – Trust for Professional Managers
Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE effective October 31, 2016 thru September 30, 2021

Annual Fee Based Upon Average Net Assets Per Fund*
        ____ basis points on the first $____
        ____ basis points on the next $____
        ____ basis points on the balance
Minimum annual fee:  $____ per fund

▪ Additional fee of $____ for each additional class (waived for three years for Dividend Plus Fund and the Focused Value Fund.)
▪ Additional fee of $____ per manager/sub-advisor per fund

Minimum Fee per fund for to the Dividend Plus Fund and the Focused Value Fund subject to exceptions as listed:
Year 1 = ____% waiver of minimum fee
Year 2 = ____% waiver of minimum fee
Year 3 = ____% waiver of minimum fee
Years 4 and 5 = no minimum waiver

If any fund’s assets under management exceed $____, the waiver for Years 1 and 2 would be ____% of minimum fee.
If any fund’s assets under management exceed $____, there would be no fee waiver for any year.

Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)

CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $____ /fund (subject to change based on Board review and approval)
▪ $____ /sub-advisor per fund

Miscellaneous Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

* CPI rates for the Snow Capital Small Cap Value Fund and the Snow Capital Opportunity Fund in effect as of 10/31/16 will remain in effect and not increase for the life of the contract if the contract term is five years.  Also, if the contract term is five years, CPI will not apply at all to the Dividend Plus Fund or the Focused Value Fund.
Fees are billed monthly.

Amended Exhibit B (continued) to the
Fund Administration Servicing Agreement – Trust for Professional Managers
FUND ADMINISTRATION & COMPLIANCE PORTFOLIO SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE effective October 1, 2016 thru September 30, 2021

Annual Legal Administration (INCLUDED IN ANNUAL FEE)
Add the following for legal administration services in support of external legal counsel, including annual registration statement update and drafting of supplements:
▪ ____ basis point on assets
▪ $____additional minimum

Additional Services (NOT INCLUDED IN ANNUAL FEE)
▪ New fund launch – as negotiated based upon specific requirements
▪ Subsequent new fund launch – $____ /project
▪ Subsequent new share class launch – $____ /project
▪ Multi-managed funds – as negotiated based upon specific requirements
▪ Proxy – as negotiated based upon specific requirements

Daily Compliance Services (Charles River)
▪ Base fee – $____ /fund per year
▪ Setup – $____ /fund group
▪ Data Feed  – $____ /security per month

Section 15(c) Reporting
▪ $____ /fund per report – first class
▪ $____ /additional class report

Equity Attribution
▪ $____ first user
▪ $____ 2nd user
▪ $____ thereafter
▪ Plus, $____ - $____ annually

Electronic Board Materials
▪ USBFS will establish a unique client board URL and load/maintain all fund board book data for the main fund board meetings and meetings for up to two separate committees
▪ Up to 10 non-USBFS users including advisor, legal, audit, etc.
▪ Complete application, data and user security – data encryption and password protected
▪ On-line customized board materials preparation workflow
▪ Includes web-based and local/off-line versions
▪ Includes complete initial and ongoing user training
▪ Includes 24/7/365 access via toll free number
▪ Includes remote diagnostics for each user, including firewall and network issues
▪ Triple server backup / failover

Annual Fee
▪ $____ /year (includes 10 external users)
▪ $____ /year per additional user
▪ $____ implementation/setup fee

Daily Pre- and Post-Tax Performance Reporting (INCLUDED IN ANNUAL FEE)
▪ Performance Service – $____ /CUSIP per month
▪ Setup – $____ /CUSIP
▪ Conversion – quoted separately
▪ FTP Delivery – $____ setup /FTP site

Advisor Information Source Web Portal (INCLUDED IN ANNUAL FEE)
▪ $____ /fund per month
▪ Specialized projects will be analyzed and an estimate will be provided prior to work being performed

(Signature on the following page)

Snow
4

Amended Exhibit B (continued) to the
Fund Administration Servicing Agreement – Trust for Professional Managers

Advisor’s signature below acknowledges approval of the fee schedules on this Amended Exhibit B

SNOW CAPITAL MANAGEMENT, L.P.

By:	/s/ Carl Vuono

Printed Name and Title:	Carl Vuono, COO

Date: 10/11/2016

5

Snow